UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 30, 2005

webMethods, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-15681	54-1807654
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3877 Fairfax Ridge Road, South Tower, Fairfax, Virginia		22030
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	703-460-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported in Amendment No. 1 to Form 8-K filed by webMethods, Inc. ("webMethods" or the "Company") on December 8, 2005, Richard P. Chiarello, webMethods’ Chief Operating Officer and Executive Vice President, Worldwide Operations, recently received an increase in compensation, approved by the Compensation Committee of the Board of Directors of webMethods and effective as of November 7, 2005, in connection with his appointment as webMethods’ Chief Operating Officer.

Amendment No. 1 to Form 8-K is amended to report that Mr. Chiarello has a previously existing agreement with webMethods, whereby webMethods agrees to provide a monthly housing allowance to Mr. Chiarello for the purpose of maintaining a residence near webMethods’ headquarters in Fairfax, Virginia. Pursuant to this agreement, webMethods has made, and will continue to make, monthly housing rental payments on behalf of Mr. Chiarello, which in calendar year 2005 totaled $39,960. Such housing allowances will be fully grossed-up to cover all applicable taxes and a total of $69,545 will be reported as taxable income to Mr. Chiarello for calendar year 2005. Income attributed to Mr. Chiarello as a result of the housing allowance will be in addition to Mr. Chiarello’s annual salary, as previously reported in Amendment No. 1 to Form 8-K.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The information in Item 1.01 in this Amendment No. 2 is incorporated by reference.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

webMethods, Inc.

January 5, 2006	By:	/s/ DAVID MITCHELL

Name: DAVID MITCHELL
Title: President & CEO